Exhibit 99
INVESTOR CONTACT:
Lorenzo Bassi
Vice President, Finance
lorenzo.bassi@tennantco.com
763-540-1600

Tennant Company Reports 2023 First Quarter Results

•First quarter net income of $24.3 million on record net sales of $305.8 million, representing 18.5% sales growth, or 21.0% on an organic basis, and earnings per diluted share of $1.30

•First quarter Adjusted EBITDA of $47.9 million, or 15.7% of sales; adjusted diluted EPS of $1.45

•Company reaffirms guidance for full year 2023 net sales of $1,115 million to $1,155 million and for full year Adjusted EBITDA of $140 million to $160 million

MINNEAPOLIS, Apr. 28, 2023—Tennant Company (“Tennant” or the “Company”) (NYSE: TNC), a global leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world, today reported its first quarter results for 2023.
“Our strong first quarter performance and increase in volume is the direct result of the actions we have taken over the past several quarters to address parts availability and offset inflation,” said Dave Huml, Tennant Company’s President and Chief Executive Officer. “Our global team continues to book orders and service customers, and in the first quarter we were able to deliver growth in all major geographies. I am very proud of the way our team has adapted to the challenges we’ve faced and capitalized on our opportunities.
"Our goals remain the same as always: a tireless commitment to providing the best products and service in our industry, and to deliver on our commitments for our customers, employees and shareholders. While inflationary and supply chain pressure continue to be present, our business is continuing to show signs of stabilization, giving us reason for optimism. Our first quarter performance provides a strong beginning to the year, but given the continued volatility of parts availability and the uncertain macro environment, we believe it is prudent to maintain guidance at this time.”

2023 First Quarter Results

(In millions)	Three Months Ended March 31,
	2023	2022	Change
Net sales	$305.8	$258.1	+18.5%
Net income	$24.3	$10.3	+135.9%
Gross margin	41.0%	38.3%	270 bps
Adjusted EBITDA	$47.9	$27.9	+71.7%
Adjusted EBITDA margin	15.7%	10.8%	490 bps

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Page 2 – Tennant Company Reports 2023 First Quarter Results
Consolidated net sales for the first quarter of 2023 totaled $305.8 million, an 18.5% increase compared to consolidated net sales of $258.1 million in the first quarter of 2022. The increase in net sales was due in part to a reduction in backlog, which decreased approximately $27.9 million in the first quarter to $298.5 million as well as overall growth in our base business. The components of the consolidated net sales change were as follows:

Three Months Ended March 31,
2023 vs. 2022
Price	10.7%
Volume	10.3%
Organic growth	21.0%
Foreign currency	(2.5) %
Total growth	18.5%

Organic Sales Results
Organic sales, which excludes the effects of foreign currency, grew 21.0% compared to the prior year, due to increased production output, healthy order demand and increased price realization.

	Three Months Ended March 31, 2023
	Americas	EMEA	APAC	Total
Organic net sales growth	27.9%	10.6%	7.0%	21.0%

Tennant groups its sales into three geographies: the Americas, which includes all of North America and Latin America; EMEA, which covers Europe, the Middle East and Africa; and APAC, which includes China, Australia, Japan and other Asian markets.
Regional results were as follows:
•Organic sales grew 27.9% in the Americas, driven by higher selling prices and volume increases in all product groups across the region.
•Organic sales grew 10.6% in EMEA driven by broad growth in equipment sales across the region, particularly in the United Kingdom and Iberia.
•Organic sales grew 7.0% in APAC due to higher equipment sales mainly in Australia, China and India.
Gross profit margin of 41.0% was 270 basis points higher in the first quarter of 2023 compared to the first quarter of 2022. The increase was driven by pricing realization, offsetting the impact of multi-year inflation on materials and labor. Selling and administrative expense of $81.7 million increased $5.1 million over the prior year driven primarily by higher variable costs associated with increased operating performance, such as warranty costs and other employee costs. Adjusted EBITDA was $47.9 million in the first quarter of 2023, compared to $27.9 million in the prior-year period. The increase in Adjusted EBITDA was primarily due to strong sales growth driven by both volume and price. EBITDA margin was also driven by an expansion of gross margin and by operating leverage created by sales growth. Net income increased $14.0 million to $24.3 million due to
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Page 3 – Tennant Company Reports 2023 First Quarter Results
strong operating results, partially offset by higher variable operating expenses, an increase in interest expense, and higher taxes mainly attributable to the increase in operating earnings.

Cash Flow, Capital Allocation and Liquidity
Net cash provided by operating activities during the three months ended March 31, 2023, was $31.1 million compared to net cash used by operating activities of $10.1 million during the three months ended March 31, 2022. The increase in cash provided was the result of strong operating performance resulting in favorable changes in operating assets and liabilities. The Company continues to deploy cash flow toward operational capital needs and to return capital to shareholders in line with its capital allocation priorities, while managing debt and keeping our net leverage well within our target range. The Company repurchased 73,525 shares of common stock for $5.0 million during the first quarter of 2023. Liquidity remained strong with a balance of $91.4 million in cash and cash equivalents as of the end of the first quarter, with approximately $242.3 million of unused borrowing capacity on the Company’s revolving credit facility.
As previously announced, Tennant’s Board of Directors authorized a quarterly cash dividend of $0.265 per share payable on June 15, 2023, to shareholders of record at the close of business on May 31, 2023.

2023 Guidance
For 2023, Tennant affirms the following guidance ranges:

(In millions except per share data)	FY 2023 Guidance Range
Net sales	$1,115 - $1,155
Organic net sales growth	3.0% - 7.0%
Adjusted diluted net income per share*	$3.70 - $4.50
Adjusted EBITDA*	$140 - $160
Capital expenditures	$20 - $25
Adjusted effective tax rate**	20% - 25%
*Excludes certain nonoperational items and amortization expense
**Excludes certain nonoperational items and the amortization expense adjustment

Conference Call
Tennant will host a conference call to discuss its 2023 first quarter results today, April 28, 2023, at 9 a.m. Central Time (10 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A replay of the conference call, with slides, will be available at investors.tennantco.com.

Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Eden Prairie, Minnesota, is a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; and cleaning tools and supplies. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.09 billion in 2022 and has approximately 4,300 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.
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Forward-Looking Statements
Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; uncertainty surrounding the impacts and duration of the COVID-19 pandemic; our ability to comply with global laws and regulations; our ability to adapt to customer pricing sensitivities; the competition in our business; fluctuations in the cost, quality or availability of raw materials and purchased components; our ability to adjust pricing to respond to cost pressures; unforeseen product liability claims or product quality issues; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information technology systems; our ability to successfully protect our information technology systems from cybersecurity risks; the occurrence of a significant business interruption; our ability to maintain the health and safety of our workers; our ability to integrate acquisitions; and our ability to develop and commercialize new innovative products and services.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2022 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or nonoperational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

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Page 5 – Tennant Company Reports 2023 First Quarter Results
We believe that disclosing selling and administrative (“S&A”) expense – as adjusted, S&A expense as a percent of net sales – as adjusted, operating income – as adjusted, operating margin – as adjusted, income before income taxes – as adjusted, income tax expense – as adjusted, net income – as adjusted, net income per diluted share – as adjusted, EBITDA – as adjusted, and EBITDA margin – as adjusted (collectively, the “Non-GAAP measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate the Non-GAAP measures by adjusting for restructuring-related charges and amortization expense. We calculate income tax expense – as adjusted by adjusting for the tax effect of these Non-GAAP measures. We calculate net income per diluted share – as adjusted by adjusting for the after-tax effect of these Non-GAAP measures and dividing the result by the diluted weighted average shares outstanding. We calculate EBITDA margin – as adjusted by dividing EBITDA – as adjusted by net sales.

FINANCIAL TABLES FOLLOW
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Page 6 – Tennant Company Reports 2023 First Quarter Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except shares and per share data)	Three Months Ended March 31,
	2023	2022
Net sales	$305.8	$258.1
Cost of sales	180.3	159.2
Gross profit	125.5	98.9
Selling and administrative expense	81.7	76.6
Research and development expense	7.9	7.7
Operating income	35.9	14.6
Interest expense, net	(3.7)	(0.3)
Net foreign currency transaction (loss) gain	(0.1)	0.6
Other expense, net	(0.1)	(0.2)
Income before income taxes	32.0	14.7
Income tax expense	7.7	4.4
Net income	$24.3	$10.3

Net income per share
Basic	$1.32	$0.56
Diluted	$1.30	$0.55

Weighted average shares outstanding
Basic	18,449,430	18,463,419
Diluted	18,682,268	18,799,732
GEOGRAPHICAL NET SALES(1) (Unaudited)

	Three Months Ended March 31,
	2023	2022	% Change
Americas	$204.4	$160.3	27.5%
Europe, Middle East and Africa	82.1	78.7	4.3%
Asia Pacific	19.4	19.1	1.4%
Total	$305.8	$258.1	18.5%
(1) Net of intercompany sales.
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Page 7 – Tennant Company Reports 2023 First Quarter Results
TENNANT COMPANY
CONSOLIDATED BALANCE SHEETS (Unaudited)

	(Unaudited)
(In millions, except shares and per share data)	March 31, 2023	December 31, 2022
ASSETS
Cash, cash equivalents, and restricted cash	$91.4	$77.4
Receivables, less allowances of $7.8 and $6.1, respectively	254.3	251.5
Inventories	203.6	206.6
Prepaid and other current assets	33.1	39.8
Total current assets	582.4	575.3
Property, plant and equipment, less accumulated depreciation of $287.3 and $279.3, respectively	182.8	179.9
Operating lease assets	33.4	31.8
Goodwill	185.0	182.0
Intangible assets, net	73.2	76.4
Other assets	43.9	39.7
Total assets	$1,100.7	$1,085.1
LIABILITIES AND EQUITY
Current portion of long-term debt	$5.3	$5.2
Accounts payable	117.6	126.1
Employee compensation and benefits	44.9	44.0
Other current liabilities	89.0	86.3
Total current liabilities	256.8	261.6
Long-term debt	293.8	295.1
Long-term operating lease liabilities	18.3	17.1
Employee benefits	13.3	13.2
Deferred income taxes	10.5	11.5
Other liabilities	14.8	14.5
Total long-term liabilities	350.7	351.4
Total liabilities	$607.5	$613.0
Commitments and contingencies (Note 11)
Common stock, $0.375 par value; 60,000,000 shares authorized; 18,541,033 and 18,521,485 shares issued and outstanding, respectively	7.0	7.0
Additional paid-in capital	53.0	56.0
Retained earnings	477.4	458.0
Accumulated other comprehensive loss	(45.5)	(50.2)
Total Tennant Company shareholders' equity	491.9	470.8
Noncontrolling interest	1.3	1.3
Total equity	493.2	472.1
Total liabilities and total equity	$1,100.7	$1,085.1
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Page 8 – Tennant Company Reports 2023 First Quarter Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Three Months Ended March 31,
	2023	2022
OPERATING ACTIVITIES
Net income	$24.3	$10.3
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	8.3	8.2
Amortization expense	3.9	4.5
Deferred income tax benefit	(2.0)	(1.3)
Share-based compensation expense	1.2	1.8
Bad debt and returns expense	1.0	0.4
Other, net	0.2	0.2
Changes in operating assets and liabilities:
Receivables	(2.5)	10.1
Inventories	(1.5)	(29.0)
Accounts payable	(6.6)	2.0
Employee compensation and benefits	0.5	(12.6)
Other assets and liabilities	4.3	(4.7)
Net cash provided by (used in) operating activities	31.1	(10.1)
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(6.8)	(5.0)
Investment in leased assets	(0.2)	(3.7)
Cash received from leased assets	0.2	0.1
Net cash used in investing activities	(6.8)	(8.6)
FINANCING ACTIVITIES
Proceeds from borrowings	20.0	15.0
Repayments of borrowings	(21.4)	(0.9)
Change in finance lease obligations	0.2	—
Proceeds (repurchases) from exercise of stock options, net of employee tax withholdings obligations	0.8	(1.2)
Repurchases of common stock	(5.0)	—
Dividends paid	(4.9)	(4.6)
Net cash (used in) provided by financing activities	(10.3)	8.3
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(2.8)
Net increase (decrease) in cash, cash equivalents and restricted cash	14.0	(13.2)
Cash, cash equivalents and restricted cash at beginning of period	77.4	123.6
Cash, cash equivalents and restricted cash at end of period	$91.4	$110.4
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Page 9 – Tennant Company Reports 2023 First Quarter Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Net Income and Net Income Per Share

(In millions, except per share data)	Three Months Ended March 31,
	2023	2022
Net income - as reported	$24.3	$10.3
Adjustments:
Amortization expense	2.8	3.2
Restructuring-related charge (S&A expense)	—	0.2
Net income - as adjusted	$27.1	$13.7

Net income per share - as reported
Diluted	$1.30	$0.55
Adjustments:
Amortization expense	0.15	0.17
Restructuring-related charge (S&A expense)	—	0.01
Net income per diluted share - as adjusted	$1.45	$0.73

Reported Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

(In millions)	Three Months Ended March 31,
	2023	2022
Net income - as reported	$24.3	$10.3
Less:
Interest expense, net	3.7	0.3
Income tax expense	7.7	4.4
Depreciation expense	8.3	8.2
Amortization expense	3.9	4.5
EBITDA	47.9	27.7
Adjustments:
Restructuring-related charge (S&A expense)	—	0.2
EBITDA - as adjusted	$47.9	$27.9
EBITDA margin - as adjusted	15.7%	10.8%
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Page 10 – Tennant Company Reports 2023 First Quarter Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Selling and Administrative Expense (S&A expense) and Operating Income

(In millions)	Three Months Ended March 31,
	2023	2022
S&A expense - as reported	$81.7	$76.6
S&A expense as a percent of net sales - as reported	26.7%	29.7%
Adjustments:
Restructuring-related charge (S&A expense)	—	(0.2)
S&A expense - as adjusted	$81.7	$76.4
S&A expense as a percent of net sales - as adjusted	26.7%	29.6%

Operating income - as reported	$35.9	$14.6
Operating margin - as reported	11.7%	5.7%
Adjustments:
Restructuring-related charge (S&A expense)	—	0.2
Operating income - as adjusted	$35.9	$14.8
Operating margin - as adjusted	11.7%	5.7%

Reported to Adjusted Income Before Income Taxes and Income Tax Expense

(In millions)	Three Months Ended March 31,
	2023	2022
Income before income taxes - as reported	$32.0	$14.7
Adjustments:
Amortization expense	3.9	4.5
Restructuring-related charge (S&A expense)	—	0.2
Income before income taxes - as adjusted	$35.9	$19.4

Income tax expense - as reported	$7.7	$4.4
Effective tax rate - as reported	24.1%	29.9%
Adjustments(1):
Amortization expense	1.1	1.3
Income tax expense - as adjusted	$8.8	$5.7
Effective tax rate - as adjusted	24.5%	29.4%
(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where income or expenses were generated.

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